                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REPUBLIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [REPUBLIC INDUSTRIES, INC. LOGO]

                                                                  April   , 1997

Dear Stockholder:

     We invite you to attend the 1997 Annual Meeting of Stockholders of Republic Industries, Inc. to be held at 1:30 p.m. on Tuesday, May 13, 1997, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312. The matters to be considered at the meeting are described in the formal Notice and Proxy Statement on the following pages.

     In addition to the specific matters to be acted upon, there will be a report on the progress of Republic Industries, Inc. and an opportunity to ask questions of general interest to stockholders.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting. PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Thank you.

                                          Sincerely,
                                          /s/ WAYNE
                                          H. Wayne Huizenga
                                          Chairman of the Board

                       [REPUBLIC INDUSTRIES, INC. LOGO]

                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

               NOTICE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF REPUBLIC INDUSTRIES, INC.:

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Republic Industries, Inc. ("Republic") will be held at 1:30 p.m. on Tuesday, May 13, 1997, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312, for the following purposes:

          (1) To elect directors to a term of office expiring at the 1998 Annual Meeting of Stockholders or until a successor of each has been duly elected and qualified;

          (2) To consider and vote upon a proposal to approve and adopt an amendment to Republic's Second Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock of Republic from 500,000,000 shares to 1,500,000,000 shares;

          (3) To consider and vote upon a proposal to approve and adopt Republic's 1997 Employee Stock Option Plan; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 25, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                          By Order of the Board of Directors

                                          /s/ RICHARD L. HANDLEY
                                          Richard L. Handley
                                          Senior Vice President,
                                          General Counsel and Secretary

Fort Lauderdale, Florida
April   , 1997

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
              PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                           REPUBLIC INDUSTRIES, INC.
                          450 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Industries, Inc., a Delaware corporation ("Republic"), for use at the 1997 Annual Meeting of Stockholders of Republic, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at 1:30 p.m. on Tuesday, May 13, 1997, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312.

     This Proxy Statement, the Notice of Annual Meeting, the proxy card and Republic's Annual Report to Stockholders were mailed to stockholders of Republic
on or about April   , 1997.

RECORD DATE

     Only stockholders of record at the close of business on March 25, 1997 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     The only voting stock of Republic outstanding is its common stock, $.01 par value per share (the "Common Stock"). As of the close of business on the Record Date, there were 348,999,954 shares of Common Stock outstanding. Each share of Common Stock issued and outstanding is entitled to one vote in each of the matters properly presented at the Annual Meeting.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the election as directors of the nominees named herein, for the proposals set forth in the Notice of Annual Meeting, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of Republic or by delivery of a later-dated proxy.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of Common Stock present at the Annual Meeting, in person or by proxy and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required for approval and adoption of the proposed amendment to Republic's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). The affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual

Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required for the approval and adoption of the proposed 1997 Employee Stock Option Plan. Non-voted shares will have the effect of votes against the proposal to amend the Certificate of Incorporation and will have no effect on the proposal to approve and adopt the 1997 Employee Stock Option Plan. Abstentions from voting on any of the proposals brought to a vote at the Annual Meeting will have the effect of votes against the particular proposal.

COSTS OF SOLICITATION

     Proxies will be solicited by the Board of Directors through use of the mails. Proxies may also be solicited by directors, officers and a small number of other employees of Republic personally or by mail, telephone, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. Republic has hired Georgeson & Company Inc. to coordinate the solicitation of proxies by and through such holders for a fee of approximately $8,500 plus expenses. The entire cost of the solicitation will be borne by Republic.

             BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES
                             AND EXECUTIVE OFFICERS

DIRECTORS

     Set forth below is biographical information for each member of Republic's Board of Directors, each of whom is a nominee for election as a director at the Annual Meeting.

     H. WAYNE HUIZENGA, age 59, has served as the Chairman of the Board since August 1995. He also served as Chief Executive Officer of Republic from August 1995 until October 1996, and has served as Co-Chief Executive Officer of Republic since October 1996. Since September 1996, Mr. Huizenga has been Chairman of the Board of Florida Panthers Holdings, Inc. ("PUCK"), a sports, entertainment and leisure company which owns and operates the Florida Panthers professional sports franchise and certain resort and other facilities. Since January 1995, Mr. Huizenga also has been Chairman of the Board of Extended Stay America, Inc. ("STAY"), an operator of extended stay lodging facilities. Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company, from September 1994 until October 1995. Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom, from September 1994 until October 1995. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video and music retailer. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., now known as WMX Technologies, Inc. ("Waste Management"), which he helped build into the world's largest integrated environmental services company, and he served in various capacities, including the President, the Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also owns or controls the Miami Dolphins and Florida Marlins professional sports franchises, as well as Pro Player Stadium, in South Florida.

     STEVEN R. BERRARD, age 42, has served as Co-Chief Executive Officer, President and a director of Republic since October 1996, and served as a Vice President of Republic from May 1996 until October 1996. Since March 1996, Mr. Berrard has served as Chief Executive Officer of AutoNation Incorporated ("AutoNation"), which owns and operates a developing national chain of used vehicle retailing megastores, and which was acquired by Republic in January 1997. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer and became a Director of Blockbuster in May 1989. He became Vice Chairman of the Board of Blockbuster in November 1989 and served as Blockbuster's President and Chief Operating Officer from January 1993 until September 1994. In addition, Mr. Berrard served as President and Chief Executive Officer and a director of Spelling Entertain-

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

ment Group Inc., a television and filmed entertainment producer and distributor, from March 1993 through March 1996, and served as a director of Viacom from September 1994 until March 1996. Mr. Berrard also serves as a director of PUCK.

     HARRIS W. HUDSON, age 54, has served as a director of Republic since August 1995, and served as President of Republic from August 1995 until October 1996. Since October 1996, Mr. Hudson has served as Vice Chairman of Republic, and as the Chairman of Republic's Solid Waste Services and Electronic Security Services Divisions. From May 1995 until August 1995, Mr. Hudson had served as a consultant to Republic. Mr. Hudson founded and, since its inception in 1983, has served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by Republic in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management. Mr. Hudson also serves as a director of PUCK.

     J.P. BRYAN, age 57, has served as a director of Republic since May 1991 and also was a director of Republic from August 1990 until March 1991. Since January 1995, Mr. Bryan has served as President and Chief Executive Officer of Gulf Canada Resources, Ltd., which is engaged in oil and gas exploration and production. Since 1981, Mr. Bryan has served as the Chairman of the Board and Chief Executive Officer of Torch Energy Advisors, Inc., a subsidiary of Torchmark Corporation, engaged in the management of institutional holdings in energy-related fields and has, since March 1990, held the same positions with Nuevo Energy Company, a company involved in the oil and gas industry. Mr. Bryan also serves on the Board of Directors of Bellweather Exploration Company, an oil and gas exploration company.

     RICK L. BURDICK, age 45, has been a director of Republic since May 1991. Mr. Burdick, a lawyer, owns a professional corporation which is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a limited liability partnership including professional corporations. Mr. Burdick also serves as a director of J. Ray McDermott, S.A.

     MICHAEL G. DEGROOTE, age 63, has been a director of Republic since 1991 and served as the Vice Chairman of the Board of Directors of Republic from August 1995 until October 1996. Mr. DeGroote had served as the Chairman of the Board and President of Republic from August 1991 until August 1995, and as the Chief Executive Officer of Republic from May 1991 until August 1995. Since April 1995, Mr. DeGroote has served as Chairman of the Board of Republic Environmental Systems, Inc., now known as International Alliance Services, Inc. ("IASI"), a diversified services company, and from April 1995 until October 1996, he also served as Chief Executive Officer and President of IASI. Mr. DeGroote owned a controlling interest in Laidlaw Inc. ("Laidlaw") from 1959 until he sold his interest in 1988, and he served as the Chairman of the Board and Chief Executive Officer of Laidlaw from 1959 until 1990. During his tenure, Laidlaw became the third largest waste service company in North America and the largest operator of school buses with over 28,000 vehicles. Mr. DeGroote also serves as a director of Gulf Canada Resources Ltd.

     GEORGE D. JOHNSON, JR., age 54, has served as a director of Republic since November 1995. Since January 1995, Mr. Johnson has served as President, Chief Executive Officer and a director of STAY. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Division, and also as a director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. Mr. Johnson also serves as a director of Duke Power Company and of PUCK.

     JOHN J. MELK, age 60, has served as a director of Republic since August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H(2)O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with Waste Management and its subsidiaries, including President of Waste Management International, plc., a subsidiary of Waste Management. Mr. Melk also serves as a director of Psychemedics Corporation and of STAY. From February 1987 until March 1989 and from May 1993 until

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

September 1994, Mr. Melk served as a director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     Mr. Hudson is married to Mr. Huizenga's sister. Otherwise, there is no family relationship between any of the directors of Republic.

EXECUTIVE OFFICERS

     Set forth below is biographical information for each of Republic's executive officers who is not a nominee for director.

     J. RONALD CASTELL, age 59, joined Republic as Senior Vice President of Marketing and Communications in August 1995. Prior to joining Republic, Mr. Castell had been Executive Vice President and a member of the Office of the President at Spelling Entertainment Group Inc., a Los Angeles-based subsidiary of Blockbuster Entertainment Group, a division of Viacom. In August 1991, he became Senior Vice President of Programming and Communications for Blockbuster, and served in that capacity until Blockbuster's merger with Viacom in September 1994. Mr. Castell joined Blockbuster in February 1989 as Senior Vice President of Programming and Merchandising. From October 1985 to February 1989 he was Vice President of Marketing and Merchandising at Erol's, a chain of video and electronics stores headquartered in Washington, D.C. Mr. Castell has also held senior executive marketing positions with the Communications Satellite Corporation, Warner Communications, Group W Satellite Communications, Banc One and Federated Department Stores.

     ROBERT A. GUERIN, age 53, became Senior Vice President of Republic in August 1995. He also has served as the President and Chief Operating Officer of Republic's Electronic Security Services Division since June 1996. From September 1994 until joining Republic, he served as a consultant to Viacom. Prior to that, Mr. Guerin was Senior Vice President of Domestic Franchising for Blockbuster from January 1992 until September 1994, was Senior Vice President of Administration and Development for Blockbuster from October 1989 until December 1991, and was a Vice President of Blockbuster from March 1988 until October 1989. From March 1986 to March 1988, Mr. Guerin served as Vice President and Region Manager of Waste Management of North America, Inc., where he was responsible for operations with over 6,000 employees. From June 1982 to March 1986, he served as President of Wells Fargo Armored Service Corp., a transporter of currency and valuables with over 7,000 employees.

     RICHARD L. HANDLEY, age 50, joined Republic in October 1995 as Senior Vice President and General Counsel. In May 1996, Mr. Handley also was appointed the Secretary of Republic. From June 1993 until joining Republic, he was a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry. Prior to that, Mr. Handley was Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company, from June 1990 until May 1993, Associate General Counsel of Waste Management of North America, Inc. from January 1987 to June 1990, and legal counsel to Waste Management Energy Systems, Inc., a waste-to-energy company, from September 1985 to January 1987, all of which companies were affiliates or subsidiaries of Waste Management. Prior to September 1985, Mr. Handley was a lawyer in private practice in Chicago, Illinois.

     THOMAS W. HAWKINS, age 35, joined Republic in June 1996 as Senior Vice President - Corporate Development. From September 1994 until June 1996, Mr. Hawkins served as Executive Vice President -- Administration of Blockbuster Entertainment Group. He joined Blockbuster as Senior Corporate Counsel in November 1989, became Associate General Counsel and Secretary in August 1991, became Vice President, General Counsel and Secretary in February 1993, and became Senior Vice President, General Counsel and Secretary in February 1994. Prior to November 1989, Mr. Hawkins was a lawyer in private practice in Chicago, Illinois.

     ROBERT J. HENNINGER, JR., age 48, has served as a Senior Vice President of Republic since October 1995. From September 1994 until joining Republic, he served as a consultant to Viacom, and from June 1994 until September 1994, he served as Senior Vice President and Chief Administrative Officer of Blockbuster. Prior to

July 1994, Mr. Henninger was employed by Arthur Andersen & Co., an international public accounting firm, for 23 years, and had been Managing Partner of the firm's Fort Lauderdale, Florida office since 1984.

     MICHAEL S. KARSNER, age 38, has served as Senior Vice President and Chief Financial Officer of Republic since October 1996. Prior to joining Republic, Mr. Karsner served from May 1996 until September 1996 as Senior Vice President and Chief Financial Officer of Dole Food Company, Inc. ("Dole"), a multinational packaged food company, from February 1995 until May 1996 as Vice President, Chief Financial Officer and Treasurer of Dole, and from January 1994 until February 1995 as Vice President and Treasurer of Dole. From January 1990 through December 1993, Mr. Karsner served as Vice President and Treasurer of the Black & Decker Corporation, a multinational consumer products company.

     MICHAEL R. CARPENTER, age 38, has served as Vice President and Corporate Controller of Republic since August 1995. From September 1994 until August 1995, Mr. Carpenter served as Vice President and Corporate Controller of Blockbuster Entertainment Group. From May 1992 until September 1994, he was Vice President and Assistant Corporate Controller of Blockbuster. He joined Blockbuster as Director of Financial Reporting in April 1988. Mr. Carpenter is a certified public accountant.

                               BOARD OF DIRECTORS

     The Board of Directors develops Republic's business strategy, and oversees Republic's operations. It establishes the overall policies and standards for Republic and reviews the performance of management in executing the business strategy. The directors are kept informed of Republic's operations at meetings of the Board and committees of the Board, through reports and analyses presented to the Board, and by discussions with management. Significant communications between the directors and management also occur apart from meetings of the Board and committees of the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Republic's Board of Directors held      meetings and took      actions by
unanimous written consent in lieu of meeting during 1996. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

     The Board of Directors has established three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     The Executive Committee consisted of Messrs. Huizenga, Hudson and DeGroote until October 1996, when Mr. Berrard was appointed in place of Mr. DeGroote following Mr. DeGroote's resignation from the Executive Committee. The Executive Committee has full authority to exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as reserved by the Board of Directors. The Executive Committee does not have the power to elect or remove executive officers, approve a merger of Republic, recommend a sale of substantially all of Republic's assets, recommend a dissolution of Republic, amend Republic's Certificate of Incorporation or By-laws, declare dividends on Republic's outstanding securities, or, except as authorized by the Board of Directors, issue any Common Stock or preferred stock. The Board of Directors has given the Executive Committee certain limited authority to approve the issuance of Common Stock in connection with the acquisition of businesses by Republic.
The Executive Committee took      actions by unanimous written consent in lieu
of meeting during 1996.

     The Audit Committee consists of Messrs. Bryan, Burdick and DeGroote. The Audit Committee has the power to oversee the retention, performance and compensation of the independent public accountants for Republic, and the establishment and oversight of such systems of internal accounting and auditing
control as it deems appropriate. The Audit Committee held   meetings during
1996.

     The Compensation Committee consisted of Messrs. DeGroote, Bryan and Melk until February 1996, when Mr. Johnson was appointed in place of Mr. DeGroote following Mr. DeGroote's resignation from the Compensation Committee. The Compensation Committee reviews Republic's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers, and administers Republic's 1991 Stock Option Plan and 1995 Employee Stock Option Plan. The
Compensation Committee held   meetings and took   actions by unanimous written
consent in lieu of meeting during 1996.

                             EXECUTIVE COMPENSATION

     A two-for-one stock split in the form of a 100% stock dividend was declared by Republic in May 1996 and distributed in June 1996. All references in this Proxy Statement to share and per share data for periods prior to such stock split have been retroactively adjusted to reflect the stock split.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such acts.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options. The Compensation Committee currently consists of Messrs. Melk, Johnson and Bryan, each of whom is a non-employee director of Republic.

     In determining the compensation of Republic's executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in Republic's lines of business during the year, Republic's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of Republic for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive may benefit, along with stockholders of Republic, from an increase in the market value of Republic's Common Stock. The Compensation Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of Republic and gives them an interest similar to stockholders in the success of Republic. Given the performance of Republic and general market conditions in the lines of business in which Republic operates, the compensation program for executive officers in 1996 consisted of grants of stock options, in addition to base salaries and reimbursement of certain costs and expenses.

     To the extent readily determinable, another factor considered by the Compensation Committee when determining compensation is the anticipated tax treatment to Republic and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by Republic depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Further interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation.

     Mr. Huizenga, who has been Republic's Chairman of the Board since August 1995, served as Chief Executive Officer of Republic from August 1995 until October 1996, when he became a Co-Chief Executive Officer of Republic. In October 1996, Mr. Berrard was appointed a director and became a Co-Chief Executive Officer of Republic with Mr. Huizenga. Mr. Berrard also has served as President of Republic since October 1996, and as a Vice President of Republic from May 1996 until October 1996.

     Mr. Huizenga is not paid any cash salary or bonus. In April 1996, the Compensation Committee approved a grant of options to Mr. Huizenga under Republic's 1995 Employee Stock Option Plan to purchase 465,117 shares of Common Stock exercisable at a price of $16.125 per share. The number of shares subject to such options was determined by formula based upon a multiple of 15 times a deemed salary of $500,000 (no actual salary was paid to Mr. Huizenga) divided by $16.125, the market price of Republic's Common Stock at the time of grant. In recommending this grant to the Board of Directors, the Compensation Committee

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

considered the services to be performed by Mr. Huizenga as Chairman and Chief Executive Officer of Republic, his past business accomplishments, and expected future contribution to Republic. The number of shares subject to such options was determined to be appropriate based upon the foregoing factors (with equal consideration given to each), in addition to the fact that Mr. Huizenga would not be receiving any cash salary or bonus. The options have a 10 year term, vested immediately and are presently exercisable in full.

     In October 1996, upon his appointment as Co-Chief Executive Officer and President of Republic, the Compensation Committee approved a grant of options to Mr. Berrard to purchase 500,000 shares of Common Stock exercisable at a price of $28.25 per share, the market price of Republic's Common Stock at the time of grant. The number of shares subject to such options was determined at the discretion of the Compensation Committee, and was determined to be appropriate based on the services to be performed by Mr. Berrard as Co-Chief Executive Officer and President, his past business accomplishments, and expected future contribution to Republic. All options granted to Mr. Berrard have a term of 10 years and vest over a four year period at the rate of 25% per year commencing on the first anniversary of the date of grant. During 1996, Mr. Berrard was paid a nominal annual salary of $5,000 by Republic. Effective January 1, 1997, Mr. Berrard is being paid an annual salary of $400,000 as the Co-Chief Executive Officer and President of Republic.

     The Compensation Committee believes that tying the remuneration of Messrs. Huizenga and Berrard to the performance of Republic's Common Stock will enhance the long-term performance and stability of Republic by providing Messrs. Huizenga and Berrard the incentive to bring Republic to substantial levels of profitability in future years. The Compensation Committee believes that the grants of stock options to Mr. Huizenga and Mr. Berrard, as described above, represent a fair compensation structure for each of their annual services as the Co-Chief Executive Officers of Republic and that the grant of such options to Messrs. Huizenga and Berrard provides an incentive to each of them to maximize shareholder value.

                                          Compensation Committee:

                                          John J. Melk, Chairman
                                          J.P. Bryan
                                          George D. Johnson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During January and February 1996, Mr. DeGroote served as a member of the Compensation Committee. Mr. DeGroote served as Chairman of the Board and President of Republic from August 1991 until August 1995, and as Chief Executive Officer of Republic from May 1991 until August 1995.

     Mr. Johnson served as a member of the Compensation Committee since February 1996. Mr. Johnson is the President and Chief Executive Officer, and a director, of Extended Stay America, Inc., of which Mr. Huizenga serves as the Chairman of the Board.

PERFORMANCE GRAPH

     The Securities and Exchange Commission (the "Commission") requires that a reporting company, such as Republic, include in its proxy statement a line graph presentation comparing cumulative, five year total shareholder return with a general market index (S&P 500) and either an industry index or a group of peers as selected by Republic.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1991

                                 GRAPH TO COME

COMPENSATION TABLES

     The following tables set forth information with respect to those persons who (i) served as the Chief Executive Officer or Co-Chief Executive Officer during the year ended December 31, 1996, and (ii) were the four other most highly compensated executive officers of Republic at December 31, 1996 whose total annual salary exceeded $100,000 for the year (collectively, the "Named Officers"). No bonus or annual compensation other than salary was paid by Republic to any of the Named Officers in any of the three years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                     ----------------
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                     WARRANTS/OPTIONS
                                                                       TO PURCHASE       ALL OTHER
           NAME AND PRINCIPAL POSITION             YEAR    SALARY      COMMON STOCK     COMPENSATION
           ---------------------------             ----   --------   ----------------   ------------
H. Wayne Huizenga................................  1996         --         465,117               --
  (Chairman and Co-Chief                           1995         --       3,000,000               --
  Executive Officer)(1)                            1994         --              --               --
Steven R. Berrard................................  1996   $  2,292         928,572               --
  (President and Co-Chief                          1995         --              --               --
  Executive Officer)(2)                            1994         --              --               --
Harris W. Hudson.................................  1996   $277,413         186,047               --
  (Vice Chairman)(3)                               1995   $112,122         802,020               --
                                                   1994         --              --               --
Donald E. Koogler................................  1996   $235,482         118,326       $1,401,309(4)
  (Executive Vice President)                       1995   $232,967         357,284               --
                                                   1994   $235,425(5)            --              --
Richard L. Handley...............................  1996   $203,522          80,000               --
  (Senior Vice President,                          1995   $ 49,780         153,784       $  100,000(7)
  General Counsel and                              1994         --              --               --
  Secretary)(6)
J. Ronald Castell................................  1996   $160,804          65,117               --
  (Senior Vice President)(8)                       1995   $ 54,583         200,000               --
                                                   1994         --              --               --

---------------

(1) Mr. Huizenga's employment with Republic began in August 1995, and he is not paid any cash salary or bonus.
(2) Mr. Berrard's employment with Republic began in May 1996.
(3) Mr. Hudson's employment with Republic began in August 1995.
(4) Represents reimbursement of moving expenses and amount paid by Republic for Mr. Koogler's residence in connection with his relocation.
(5) Mr. Koogler elected to defer the receipt of 1994 compensation totaling $235,425 until January 1, 1997.
(6) Mr. Handley's employment with Republic began in October 1995.
(7) Represents reimbursement of moving expenses in connection with Mr. Handley's relocation to Fort Lauderdale, Florida.
(8) Mr. Castell's employment with Republic began in October 1995. He served as a consultant to Republic from May 1995 until October 1995.

                   OPTION/WARRANT GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                 NUMBER OF          % OF TOTAL                               ANNUAL RATES OF STOCK
                                 SECURITIES      OPTIONS/WARRANTS                              PRICE APPRECIATION
                                 UNDERLYING         GRANTED TO                                  FOR OPTION TERM
                              OPTIONS/WARRANTS     EMPLOYEES IN     EXERCISE   EXPIRATION   ------------------------
            NAME                  GRANTED          FISCAL YEAR       PRICE        DATE          5%           10%
            ----              ----------------   ----------------   --------   ----------   ----------   -----------
H. Wayne Huizenga...........      465,117              5.5%         $16.125      4/26/06    $4,716,717   $11,953,087
  (Chairman and Co-Chief
    Executive Officer)
Steven R. Berrard...........      428,572              5.1%         $ 17.50       5/8/06    $4,716,716   $11,953,084
  (President and Co-Chief         500,000              5.9%         $ 28.25     10/22/06    $8,883,137   $22,511,612
  Executive Officer)
Harris W. Hudson............      186,047              2.2%         $16.125      4/26/06    $1,886,689   $ 4,781,240
  (Vice Chairman)
Donald E. Koogler...........      118,326              1.4%         $16.125      4/26/06    $1,199,935   $ 3,040,871
  (Executive Vice President)
Richard L. Handley..........       80,000                *          $16.125      4/26/06    $  811,274   $ 2,055,928
  (Senior Vice President,
  General Counsel and
    Secretary)
J. Ronald Castell...........       65,117                *          $16.125      4/26/06    $  660,347   $ 1,673,448
  (Senior Vice President)

---------------

  * Less than 1%

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                  SHARES                          DECEMBER 31, 1996             DECEMBER 31, 1996
                                 ACQUIRED         VALUE      ---------------------------   ---------------------------
            NAME               ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              --------------   -----------   -----------   -------------   -----------   -------------
H. Wayne Huizenga...........          --                --    3,465,117            --      $64,318,325             --
  (Chairman and Co-Chief
  Executive Officer)
Steven R. Berrard...........          --                --           --       928,572               --    $ 7,334,829
  (President and Co-Chief
  Executive Officer)
Harris W. Hudson............          --                --      225,505       762,562      $ 5,285,963    $10,735,501
  (Vice Chairman)
Donald E. Koogler(1)........     467,321       $12,329,155           --       236,289               --    $ 7,862,332
  (Executive Vice President)
Richard L. Handley..........      38,446       $   830,571           --       115,338               --    $ 3,468,497
  (Senior Vice President,
  General Counsel and
  Secretary)
J. Ronald Castell...........          --                --       50,000       215,117      $   906,250    $ 2,821,875
  (Senior Vice President)

---------------

(1) Information with respect to Mr. Koogler includes shares subject to Executive Warrants described below.

EXECUTIVE WARRANTS

     In 1991, the Board of Directors approved the issuance of warrants to Mr. Koogler (the "Executive Warrants") for the purchase of 600,000 shares of Common Stock at an exercise price of $4.50 per share, which was based on the market price of Common Stock on the date of issuance, as compensation for his continued service as an officer of Republic. Mr. Koogler was required to execute a non-competition agreement in connection with the Executive Warrants. The Executive Warrants vested in increments of 20% per year over a five year period with the first 20% (or 120,000 warrants) having vested May 31, 1992. In May 1993, Republic canceled the unvested portion of the Executive Warrants (or 480,000 warrants) and re-issued to Mr. Koogler Executive Warrants to purchase 480,000 shares of Common Stock at an exercise price of $2.00 per share. The exercise price of the Executive Warrants was subsequently adjusted to $1.68 per share in connection with Republic's spin-off, via a stock dividend, of Republic Environmental Systems, Inc. in April 1995. The Executive Warrants granted in 1993 to Mr. Koogler vest in increments of 25% per year over a four year period commencing on May 31, 1993. The Executive Warrants are exercisable, with respect to each portion vested, for a period of four years following such vesting.

1994 NON-EMPLOYEE DIRECTOR WARRANTS

     In May 1994, the Board of Directors of Republic approved the issuance of warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.35 per share to each of Messrs. Bryan and Burdick, each a non-employee director of Republic, as compensation for continuing service on the Board of Directors (the "Non-Employee Director Warrants"). The Non-Employee Director Warrants vest over a five year period in increments of 20%, commencing on May 31, 1995, are exercisable for a period of four years after vesting and terminate on or about the termination of the non-employee director's service as a director of Republic. In November 1995, upon recommendation of the Board of Directors, the stockholders of Republic approved an amendment to the Non-Employee Director Warrants to accelerate the vesting of all of the Non-Employee Director Warrants and make them immediately exercisable in full.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

     The 1995 Non-Employee Director Stock Option Plan of Republic (the "Director Plan") provides for an automatic grant of an option to purchase 100,000 shares of Common Stock to each member of the Board of Directors who becomes or joins the Board as a non-employee director, and further provide an additional automatic grant of an option to purchase 20,000 shares of Common Stock at the beginning of each fiscal year thereafter to each non-employee director continuing to serve on the Board at such dates. All options granted under the Director Plan will be fully vested and immediately exercisable. Under the Director Plan, each automatic grant of options to a non-employee director remains exercisable for a term of ten years from the grant date so long as such Director remains a member of the Board, and are exercisable at a price per share equal to the market value of a share of Common Stock on The Nasdaq Stock Market as of the date it was automatically granted. In accordance with the Director Plan, on January 2, 1996 and January 3, 1997, Messrs. Bryan, Burdick, DeGroote, Johnson and Melk each received automatic grants of options to purchase 20,000 shares of Common Stock at exercise prices of $18.0625 and $31.1875 per share, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among Republic and certain related parties. It is Republic's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on Republic's experience in the industries in which it operates and the terms of its transactions with unaffiliated parties, it is Republic's belief that all of the transactions described below involving Republic met that standard at the time such transactions were effected.

     In June 1991, Republic entered into a management agreement (the "Management Agreement") with MGD Holdings Ltd. ("MGD Holdings") pursuant to which MGD Holdings provided executive, operational and management services to Republic. Warrants dated as of June 7, 1991 to purchase 2,300,000 shares of Common Stock were issued by Republic to MGD Holdings at an exercise price of $4.50 per share (the "Management Warrants") for services to be rendered pursuant to the Management Agreement. The exercise price of the Management Warrants was subsequently adjusted to $3.78 per share in connection with

Republic's spin-off, via a stock dividend, of Republic Environmental Systems, Inc. in April 1995. In 1992, MGD Holdings assigned Management Warrants to purchase 300,000 shares of Common Stock to a former employee of MGD Holdings who is currently an unrelated third party. The Management Warrants, which vested at the rate of 20% per year over a five year period, became fully vested in June 1996. The Management Warrants are exercisable, with respect to each portion vested, for a period of four years following such vesting. In March 1996, MGD Holdings exercised certain of such vested Management Warrants to purchase 400,000 shares of Common Stock, and in February 1997, MGD Holdings exercised the balance of the vested Management Warrants to purchase 1,200,000 shares of Common Stock. The Management Agreement was terminated in December 1996.

     In January 1997, Republic acquired AutoNation in a transaction in which the former owners of AutoNation were issued an aggregate of approximately 17.4 million shares of Common Stock. AutoNation was beneficially owned, in part, directly or indirectly by Messrs. Huizenga, Berrard, Johnson, Melk, Castell, Guerin, Hawkins and Henninger, and they (or entities they beneficially owned) respectively were issued 21,779, 3,158,042, 544,490, 179,681 27,227, 27,227,
95,830 and 108,898 shares of Common Stock in the acquisition transaction. During the period between entering into the definitive agreement with respect to the acquisition of AutoNation in May 1996 (the "AutoNation Merger Agreement") and December 31, 1996, Republic loaned to AutoNation the aggregate sum of approximately $243,400,000 pursuant to a loan agreement entered into in accordance with the AutoNation Merger Agreement. These transactions were approved by the stockholders of Republic on January 16, 1997 at a Special Meeting called for the express purpose of seeking such approval. The AutoNation Merger Agreement was negotiated and approved by a Special Committee of the Board of Directors, consisting of the outside directors who had no ownership interest in AutoNation. The Special Committee obtained a fairness opinion from an investment banking firm with regard to the transaction, which was set forth in the proxy statement sent to stockholders before the Special Meeting.

     In May 1996, at the time the AutoNation Merger Agreement was entered into, Republic entered into an employment agreement with Mr. Berrard. Pursuant to such agreement, Mr. Berrard became a non-executive officer of Republic and performed certain services for Republic, and Republic compensated Mr. Berrard through a grant of options under Republic's 1995 Employee Stock Option Plan to purchase 428,572 shares of Common Stock exercisable at a price of $17.50 per share (the market price of Republic's Common Stock at the time of grant). These options have a term of 10 years and vest over a four year period at the rate of 25% per year commencing on the first anniversary of the date of grant. This employment agreement terminated pursuant to its terms upon the closing of the acquisition of AutoNation by Republic; the stock options granted to Mr. Berrard remain outstanding notwithstanding the termination of this employment agreement, and continue to vest in accordance with the 1995 Employee Stock Option Plan so long as Mr. Berrard remains employed by Republic.

     The Miami Dolphins, a professional football team owned and controlled by Mr. Huizenga, and the Florida Marlins, a professional baseball team owned in part by Messrs. Huizenga, Hudson and Berrard and controlled by Mr. Huizenga, each play their home games at Pro Player Stadium, a professional sports stadium in South Florida which is owned and controlled by Mr. Huizenga (collectively, the Miami Dolphins, the Florida Marlins and Pro Player Stadium are referred to as the "Stadium Entities"). The Stadium Entities license the use of over 200 executive suites, also known as skyboxes, and several thousand club seats principally to South Florida-based businesses pursuant to license agreements which generally have a term of ten years. The Stadium Entities also provide sponsorship, marketing and advertising services principally to such businesses pursuant to agreements which generally have terms of one to four years, and typically include signage at Pro Player Stadium, tickets to games, program and other advertising, and other benefits. In addition, each year the Stadium Entities sell hundreds of thousands of tickets for admission to games and other events in various full or partial season subscriptions, individual game sales, and group packages. Three South Florida-based companies acquired by Republic, namely, Alamo Rent-A-Car, Inc. ("Alamo"), AutoNation, and Hudson Management Corporation (collectively, the "Acquired Subsidiaries"), had existing agreements and/or ticket subscriptions with the Stadium Entities at the time they were acquired by Republic. In addition, in March 1996, Republic entered into similar agreements with the Stadium Entities. Since

January 1, 1996, Republic (including the Acquired Subsidiaries) paid an aggregate of approximately $625,000 to the Stadium Entities pursuant to these agreements and subscriptions, in exchange for the use of executive suites and club seats, and for various tickets and sponsorship, marketing and advertising services. Republic collects solid waste from and leases roll-off waste containers to the Stadium Entities, pursuant to standard agreements under which
the Stadium Entities paid an aggregate of approximately $          to Republic
since January 1, 1996. Republic expects all of the foregoing agreements and arrangements to continue in 1997 and subsequent years.

     In 1995, Alamo entered into a sponsorship agreement for a term expiring in June 1997 with Florida Panthers Hockey Club, Ltd. (the "Florida Panthers"), which is wholly-owned by PUCK and operates a National Hockey League franchise. Alamo was acquired by Republic in November 1996. In addition, Republic subscribes for season tickets with the Florida Panthers. Since January 1, 1996, Republic (including Alamo) has paid the Florida Panthers the sum of approximately $165,000, in exchange for dasherboard advertising signage, season tickets, program advertising and other sponsorship benefits provided to Republic and Alamo. Mr. Huizenga is the Chairman of the Board of PUCK, and owns a majority of its outstanding stock. Messrs. Berrard, Hudson and Johnson are directors of PUCK. Mr. Castell is a Senior Vice President of the Florida Panthers, and Mr. Henninger is a member of the Board of Directors of the Florida Panthers.

     During 1996, Republic engaged the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. for certain legal services. Mr. Burdick, a lawyer, owns a professional corporation which is a partner in that law firm.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of (1) Forms 3 and 4 and amendments thereto furnished to Republic pursuant to Rule 16a-3(e) under the Exchange Act during Republic's fiscal year ended December 31, 1996, (2) any Forms 5 and amendments thereto furnished to Republic with respect to Republic's fiscal year ended December 31, 1996, and (3) any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-K under the Exchange Act, no person who at any time during the fiscal year ended December 31, 1996 was a director, officer or, to the knowledge of Republic, a beneficial owner of more than 10% of Republic's Common Stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1996 or prior fiscal years, except for Michael R. Carpenter, Vice President and Corporate Controller of Republic, who filed a late Form 3 in August 1996 and who reported one sale transaction late on Form 5 in February 1997 in lieu of on a timely Form 4.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 1997 with respect to the beneficial ownership of Common Stock by (1) each stockholder of Republic who is known by Republic to be a beneficial owner of more than 5% of the Common Stock outstanding, (2) each director of Republic, (3) each Named Officer, and (4) all current directors and executive officers of Republic as a group. Share amounts and percentages shown for each individual, entity or group in the table are adjusted to give effect to shares of Common Stock that are not outstanding but may be acquired by such individual, entity of group upon exercise of all options and warrants exercisable within 60 days of February 28, 1997. However, such shares of Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                              SHARES BENEFICIALLY OWNED
                      NAME AND ADDRESS                        -------------------------
                    OF BENEFICIAL OWNER                         NUMBER         PERCENT
                    -------------------                       -----------      --------
H. Wayne Huizenga(1)........................................   31,051,912         8.4%
  450 East Las Olas Boulevard
  Fort Lauderdale, Florida 33301
Huizenga Investments Limited Partnership(2).................   25,019,219         6.9%
  P.O. Box 50102
  Henderson, NV 89106
Michael G. DeGroote(3)......................................   28,540,000         8.1%
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
MGD Holdings Ltd............................................   20,800,000         6.0%
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Former stockholders of
  National Car Rental
  System, Inc.(4)...........................................   21,711,807         6.2%
Michael S. Egan(5)..........................................   20,959,802         6.0%
  110 S.E. Sixth Street
  Fort Lauderdale, FL 33301
Harris W. Hudson(6).........................................   18,893,796         5.4%
  450 East Las Olas Boulevard
  Fort Lauderdale, Florida 33301
Harris W. Hudson Limited Partnership(7).....................   18,621,779         5.3%
  P.O. Box 50102
  Henderson, NV 89106
John J. Melk(8).............................................    4,637,001         1.3%
  676 North Michigan Ave., Suite 4000
  Chicago, Illinois 60611
Steven R. Berrard(9)........................................    3,458,042         1.0%
  450 East Las Olas Boulevard
  Fort Lauderdale, Florida 33301

George D. Johnson, Jr.(10).............................................................     1,412,851           *
  450 East Las Olas Boulevard, Suite 1100
  Fort Lauderdale, FL 33301
J. Ronald Castell(11)..................................................................       392,703           *
  450 East Las Olas Boulevard
  Fort Lauderdale, Florida 33301
Donald E. Koogler(12)..................................................................       236,903           *
  1807 Ballybunion Drive
  Duluth, Georgia 30155
J.P. Bryan(13).........................................................................       170,000           *
  401 9th Avenue, SW
  Calgary, Alberta, Canada T2P2H7
Rick L. Burdick(14)....................................................................       140,000           *
  1900 Pennzoil Place -- South Tower
  711 Louisiana Street
  Houston, TX 77002
Richard L. Handley(15).................................................................        20,000           *
  450 East Las Olas Boulevard
  Fort Lauderdale, Florida 33301
All directors and executive officers as a group (16 persons)...........................    87,790,326        23.0%

---------------

  * Less than 1 percent
 (1) The aggregate amount of Common Stock beneficially owned by Mr. Huizenga consists of (a) 25,019,219 shares beneficially owned by Huizenga Investment Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, (b) 1,043,559 shares owned by his wife, and (c) vested options to purchase 2,000,000, 1,000,000, 465,117 and 1,524,017 shares at exercise prices of $12.375, $10.125, $16.125 and $28.625 per share, respectively.
     Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.
 (2) The aggregate amount of Common Stock owned by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, consists of (a) 9,019,219 shares owned directly by it, and (b) presently exercisable warrants to purchase 8,000,000, 4,000,000 and 4,000,000 shares at exercise prices of $2.25, $2.75 and $3.50 per share, respectively.
 (3) The aggregate amount of Common Stock beneficially owned by Mr. DeGroote consists of (a) 20,300,000 shares owned by MGD Holdings Ltd., a Bermuda corporation controlled by Mr. DeGroote, (b) 3,800,000 shares owned by Westbury (Bermuda) Ltd., a Bermuda corporation controlled by Mr. DeGroote,
     (c) presently exercisable warrants owned by Westbury (Bermuda) Ltd. to purchase 1,600,000, 1,350,000 and 1,350,000 shares at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, and (d) vested options to purchase 100,000, 20,000 and 20,000 shares at exercise prices of $12.375, $18.0626 and $31.1875 per share, respectively.
 (4) These persons are: (a) William E. Lobeck, Jr., National Car Rental System, Inc., 7700 France Avenue South, Minneapolis, MN 55435, who beneficially owns (A) 1,380,769 shares directly, (B) 479,292 shares indirectly by the William E. Lobeck, Jr. Keogh Plan, and (C) 479,292 shares indirectly by the William E. Lobeck, Jr. IRA Contributory Plan; (b) Alvin E. Swanner, 3600 Chateau Boulevard, Kenner, LA 70065, who beneficially owns 1,699,020 shares; (c) Kathryn L. Taylor, Crowe & Dunlevy, 321 South Boston, Suite 500, Tulsa, OK 74103, who beneficially owns 3,111,566 shares; (d) the Elizabeth Peake Graham Trust, which beneficially owns 479,292 shares; (e) the Margaret Nicholson Lobeck Trust, which beneficially owns 479,292 shares; (f) the Elizabeth Catherine Frame Trust, which beneficially owns 84,355 shares; (g) Sleepy Lagoon, Ltd., 1600 Smith Street, Houston TX 77002, which beneficially owns 6,389,926 shares; (h) Brion Properties, a Louisiana limited partnership which beneficially owns 4,792,923 shares, in which the Swanner 1995 Trust is the general partner (and thereby may be deemed to beneficially own such 4,792,923 shares); (i) Archer McWhorter, 1600 Smith Street, Houston, Texas 77002, who beneficially owns (A) 102,017 shares directly, (B) 6,389,926 shares indirectly as a general partner of Sleepy Lagoon, Ltd., and (C) 69,869 shares indirectly as a member of 7700 Properties, L.L.C.; (j) 7700 Properties, L.L.C., 1132 South Lewis, Tulsa, OK 74104-3906, which beneficially owns 69,869 shares; and (k) Emerald Investors, L.L.C., 7111 West Washington, Indianapolis, IN 46241 (for which Rodney G. Smith, Charles Aton and James Gustman are administrative officers, and may thereby each have beneficial ownership of such Common Stock), which beneficially owns 2,164,194 shares of Common Stock. The persons listed in paragraphs (a) through (i) above were formerly stockholders of Santa Anna Holdings, Inc., which was liquidated and dissolved on February 24, 1997; Santa Anna Holdings, Inc. and Emerald Investors, L.L.C. were the stockholders of National Car Rental System, Inc. when it was acquired by Republic on February 24, 1997. All of the foregoing persons filed a statement on
     Schedule 13D under the Exchange Act stating that by virtue of their having acted together in negotiating and executing various agreements with each other and with Republic (in connection with Republic's acquisition of National Car Rental System, Inc.), they may be deemed members of a group for purposes of Sections 13(d) and 13(g) of the Exchange Act, although each of them disclaims that any such group exists, and further disclaims to be beneficial owners of shares owned by some of such other persons by virtue of various inter-relationships and other factors.
 (5) The aggregate amount of Common Stock beneficially owned by Mr. Egan consists of (a) 8,218 shares owned directly by him, (b) 16,686,549 shares owned by The Michael S. Egan Living Trust, of which trust Mr. Egan is the sole trustee, and (c) an aggregate of 4,265,035 shares owned by various trusts established for the benefit of members of Mr. Egan's family, of which trusts Mr. Egan and Rosalie V. Arthur, Dennis Dustin Smith, and W.A. Bryan Patten are the trustees, and which 4,265,035 shares may be acquired by Mr. Egan. Such amounts of shares do not include any shares owned by the 110 Group Trust, of which S. Jacqueline Egan, Rosalie V. Arthur and Dennis Dustin Smith are the trustees, or any shares held by such trustees in their own names independently of Mr. Egan.
 (6) The aggregate amount of Common Stock beneficially owned by Mr. Hudson consists of (a) 18,621,779 shares beneficially owned by Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson, and (b) options exercisable within 60 days to purchase 100,000, 125,505 and 46,512 shares at exercise prices of $1.9376, $12.375 and $16.125 per share, respectively.
 (7) The aggregate amount of Common Stock beneficially owned by Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson, consists of (a) 17,421,779 shares owned by it and (b) presently exercisable warrants to purchase 600,000 and 600,000 shares at exercise prices of $2.75 and $3.50 per share, respectively.
 (8) The aggregate amount of Common Stock beneficially owned by Mr. Melk consists of (a) 179,681 shares owned directly by him, (b) 1,850,002 shares owned by JJM Republic Limited Partnership, of which Mr. Melk is the general partner and his three adult children are limited partners, (c) 1,849,998 shares owned by JLM Republic Limited Partnership, of which Mr. Melk's wife is the general partner and his three adult children are limited partners,
     (d) presently exercisable warrants to purchase 200,000, 100,000 and 100,000 shares at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, (e) vested options to purchase 100,000, 20,000 and 20,000 shares of Common Stock at exercise prices of $12.375, $18.0626 and $31.1875 per share, respectively, and (f) 217,320 shares owned by his wife. Mr. Melk disclaims beneficial ownership of the shares owned by JLM Republic Limited Partnership and of the shares owned by his wife.
 (9) The aggregate amount of Common Stock owned by Mr. Berrard consists of (a) 3,158,042 shares owned by Berrard Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Berrard ("Berrard Holdings"), and (b) presently exercisable warrants to purchase 200,000, 100,000 and 100,000 shares at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, owned by Berrard Holdings.
(10) The aggregate amount of Common Stock beneficially owned by Mr. Johnson consists of (a) 872,851 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by him, (b) presently exercisable warrants to purchase 200,000, 100,000 and 100,000 shares at exercise prices of $2.25, $2.75 and $3.50 per share, respectively, owned by GDJ, Jr. Investments Limited

     Partnership, and (c) vested options to purchase 100,000, 20,000 and 20,000 shares at exercise prices of $12.25, $18.0626 and $31.1875 per share, respectively.
(11) The aggregate amount of Common Stock beneficially owned by Mr. Castell consists of (a) 77,224 shares owned directly by him, (b) 248,800 shares owned jointly with his wife, (c) 400 shares owned by his son, and (d) options exercisable within 60 days to purchase 50,000 and 16,279 shares at exercise prices of $12.375 and $16.125 per share, respectively.
(12) The aggregate amount of Common Stock beneficially owned by Mr. Koogler consists of (a) options exercisable within 60 days to purchase 29,582 shares at an exercise price of $16.125 per share, and (b) 207,321 shares owned by his wife, as to which he disclaims beneficial ownership.
(13) The aggregate amount of Common Stock beneficially owned by Mr. Bryan consists of (a) presently exercisable warrants to purchase 50,000 shares at an exercise price of $4.305 per share and (b) vested options to purchase 80,000, 20,000 and 20,000 shares at exercise prices of $1.1288, $18.0626 and $31.1875 per share, respectively.
(14) The aggregate amount of Common Stock beneficially owned by Mr. Burdick consists of vested options to purchase 100,000, 20,000 and 20,000 shares at exercise prices of $1.1288, $18.0626 and $31.1875 per share, respectively.
(15) The aggregate amount of Common Stock beneficially owned by Mr. Handley consists of options exercisable within 60 days to purchase 20,000 shares at an exercise price of $16.125 per share.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members. The persons named below have been designated by the Board of Directors as nominees for election as directors, for a term expiring at the Annual Meeting of Stockholders in 1998. All nominees are currently serving as Directors. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting. It is the intention of the persons named in the enclosed form of proxy to vote the proxies received by them for the election of the nominees named below, unless authorization to do so is withheld or other contrary instructions are indicated on such proxy. Each of the nominees has indicated that he is willing and able to serve as a director. If prior to the Annual Meeting any nominee becomes unable to serve, an event which is not anticipated by the Board of Directors, the proxies will be voted for the election of such other person as the Board of Directors may designate.

NOMINEES FOR DIRECTOR

           H. Wayne Huizenga
           Steven R. Berrard
           Harris W. Hudson
           J.P. Bryan
           Rick L. Burdick
           Michael G. DeGroote
           George D. Johnson, Jr.
           John J. Melk

     Biographical information relating to each of these nominees for director appears above starting on page 2 of this Proxy Statement under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 2.

         APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     By resolution adopted on January 16, 1997, the Board of Directors proposed an amendment to the Fourth provision of the Certificate of Incorporation pursuant to which the number of authorized shares of Common Stock would be increased from 500,000,000 shares to 1,500,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting for their approval and adoption. If the proposed amendment is approved and adopted by the stockholders of Republic, the newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. The proposed amendment to the Certificate of Incorporation, which is in the form of a Third Amended and Restated Certificate of Incorporation, is attached hereto as Appendix A.

     Of the 500,000,000 currently authorized shares of Common Stock, 348,999,954 shares were issued and outstanding as of the Record Date. As of the Record Date,
an aggregate of           additional shares of Common Stock had been reserved
for issuance as follows: (i) an aggregate of approximately      shares of Common
Stock issuable in connection with outstanding warrants to purchase shares of
Common Stock, (ii) an aggregate of approximately      ,      ,      and
20,000,000 shares of Common Stock issuable in connection with options granted or to be granted under the 1991 Employee Stock Option Plan, the 1995 Employee Option Plan, the Director Plan, and the 1997 Employee Stock Option Plan (subject to stockholder approval of such plan), respectively, (iii) an aggregate of
approximately      shares of Common Stock issuable in future acquisitions of
businesses, property or securities under Republic's acquisition shelf registration statement under the Securities Act, and (iv) an aggregate of
approximately      shares of Common Stock issuable upon completion of certain pending acquisitions of businesses that are not being issued under Republic's acquisition shelf registration statement.

     Although presently authorized shares are sufficient to meet all present requirements, the Board of Directors believes that it is in Republic's best interests that Republic have the flexibility to issue a substantial number of additional shares of Common Stock as needs may arise without further stockholder action unless required by applicable law or regulation or the Certificate of Incorporation. At present, Republic has no agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized. However, the Board of Directors believes that the current number of authorized and unreserved shares of Common Stock may be insufficient to meet Republic's future needs. The availability of additional shares will enhance Republic's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of businesses, property or securities, stock dividends, stock splits, financings, employee benefit programs, and other proper corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of stockholders.

     If this proposal is approved, the Board of Directors does not intend to seek further stockholder approval prior to the issuance of any additional shares of Common Stock in future transactions unless required by law, the Certificate of Incorporation, the listing requirements of The Nasdaq Stock Market or the rules of any stock exchange upon which the Common Stock may be listed, or unless Republic deems it advisable to do so to qualify an employee benefit plan in accordance with Rule 16b-3 under the Exchange Act. Further, the Board of Directors does not intend to issue any shares of Common Stock to be authorized under this proposal except upon the terms the Board of Directors deems to be in the best interests of Republic and its stockholders.

     The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely effect the market price of the Common Stock. Holders of Common Stock have no preemptive rights.

     The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of Republic. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any exchange upon which the Common Stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Republic. The issuance of additional shares of Common Stock also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the stockholders. Republic is not aware of any efforts to obtain control of Republic.

REQUIRED VOTE AND BOARD RECOMMENDATION

     The proposed amendment to the Certificate of Incorporation is subject to approval and adoption by the affirmative vote of the holders of a majority of the total shares of Common Stock outstanding on the Record Date and entitled to vote thereon at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 3.

                       APPROVAL OF REPUBLIC 1997 EMPLOYEE
                               STOCK OPTION PLAN

     The Republic 1997 Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of Republic effective as of January 2, 1997 (the "Effective Date"), subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to employees and independent contractors of Republic and its subsidiaries. As of March 25, 1997, there were approximately 1,400 employees and independent contractors of Republic and its subsidiaries who were eligible to participate in the Plan.

     The Board of Directors of Republic believes that stock options are important to attract and to encourage the continued employment and service of officers, other key employees and key independent contractors, by facilitating their acquisition of an equity interest in Republic. The acquisition and holding of an equity interest by such persons in Republic aligns their interests with those of Republic's stockholders.

     The adoption of the Plan is subject to stockholder approval at the Annual Meeting. Stockholder approval will allow Republic to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and will provide Republic with the flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options"), although at this time Republic intends that options granted under the Plan will be nonqualified options.

     The principal provisions of the Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached hereto as Appendix B and is incorporated herein by reference.

DESCRIPTION OF THE PLAN

     The Plan provides that options may be granted to employees and independent contractors of Republic and any subsidiary of Republic which is at least majority-owned. Non-employee directors of Republic are not eligible to receive options under the Plan. A total of 20,000,000 shares of Common Stock will be reserved for issuance to employees and contractors under the Plan, representing approximately 5.7% of the outstanding shares of Common Stock on March 25, 1997. Based on the closing price of $34.75 for a share of Common Stock on March 24, 1997, the aggregate value of the 20,000,000 shares reserved for issuance under the Plan is $695,000,000. The Plan will terminate 10 years after the Effective Date and no options may be granted under the Plan thereafter.

     The Plan is administered by the Compensation Committee (the "Committee"), which consists of not less than two non-employee directors appointed by the Board of Directors. The Committee selects the employees and independent contractors of Republic and its subsidiaries to whom options will be granted. Under the Plan, Republic may grant options covering up to 5,000,000 shares of Common Stock to any employee during any calendar year.

     The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock) from the date the option is granted. Options vest and become exercisable to the extent of 25% of the shares of Common Stock covered thereby on the first and each of the next three anniversaries of the date of grant, except as otherwise may be determined by the Committee or provided in the particular option agreement. Under the Plan, the Committee has the discretion to accelerate the vesting and exerciseability of options.

     Upon the occurrence of a change in control of Republic (as defined in the Plan) outstanding options will become immediately exercisable in full. Following a change in control, unless waived in advance of such change in control by the Committee, an optionee may require Republic or its successor to pay a cash amount in cancellation of the option equal to the fair market value of the shares of Common Stock covered by the option reduced by the aggregate exercise price. Under the Plan, a change in control is deemed to occur if any person (a) acquires beneficial ownership of more than 50% of the issued and outstanding shares of Common Stock (unless immediately thereafter stockholders of Republic own substantially all of the voting capital stock of such person) or (b) has the power (whether as a result of ownership of capital stock, by contract or otherwise) to elect directors who, at the time of such election, constitute a majority of the board of directors of Republic.

     Generally, during an optionee's lifetime, only the optionee (or a guardian or legal representative if the optionee is incapacitated) may exercise an option except that, upon approval by the Committee, nonqualified options may be transferred to certain family members, charitable organizations or to trusts for the benefit of such persons. Incentive stock options are non-transferable except at death.

     Payment for shares of Common Stock purchased under options granted pursuant to the Plan may be made in cash or in shares of Common Stock or by delivery of a promissory note, and such payments may be accomplished through certain "cashless" exercise features involving a licensed stock broker.

     If an employee's employment with Republic or a subsidiary or former subsidiary following a spin-off (a "Spin-Off Corporation") terminates by reason of death or permanent and total disability or change of ownership (as defined in the Plan) of such subsidiary or Spin-Off Corporation, options held by such employee shall become immediately exercisable in full and may be exercised for a period of three years after the date of such termination (but not later than the date the option would otherwise expire). If an employee's employment by Republic or a subsidiary or Spin-Off Corporation terminates for any other reason, options held by such employee shall terminate, except as otherwise may be determined by the Committee or provided in the particular option agreement.

     If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of Republic, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by Republic, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Plan, and in the number, kinds and per share exercise price of shares subject to outstanding options granted under the Plan. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the per share option price.

     Upon any dissolution or liquidation of Republic, all outstanding options will terminate and all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such event as the Board of Directors in its discretion shall determine.

     Upon a reorganization, merger or consolidation in which Republic is not the surviving corporation, or upon the sale of all or substantially all of the assets of Republic to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning more than 50% of the total combined voting power of all classes of stock of Republic, outstanding options will become fully vested and provision will be made in connection with such transaction for the continuation of the Plan and the assumption of the options or for the substitution thereof of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price.

     The Board of Directors may amend the Plan with respect to shares of Common Stock as to which options have not been granted. However, Republic's stockholders must approve any amendment that would (i) change the requirements as to eligibility to receive incentive stock options; (ii) increase the maximum number of shares in the aggregate for which incentive stock options may be granted (except for adjustments upon changes in capitalization); or (iii) otherwise cause the Plan to fail to satisfy the requirements of Section 162(m) of the Internal Revenue Code relating to limitations on the deduction of amounts not constituting qualified performance-related compensation.

     The Board of Directors at any time may terminate or suspend the Plan. Unless previously terminated, the Plan will terminate automatically on January 2, 2007, the tenth anniversary of the date of adoption of the Plan by the Board of Directors. No termination, suspension or amendment of the Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

  General

     The following discussion is a summary of some of the principal federal income tax consequences of stock option grants under the Plan and recipients of grants under the Plan should consult with their personal tax advisors with respect to such grants and transactions in stock acquired pursuant to the Plan.

     The grant of an option is not a taxable event for the optionee or Republic.

  Non-Qualifying Options

     Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If Republic complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Non-qualifying options under the Plan are intended to satisfy the requirements applicable to "qualified performance-related compensation" under the Code, so that Republic should be entitled to deduct the full amount of such compensation income without regard to the $1,000,000 limitation imposed on the deduction of annual compensation paid to chief executive officers and the four other most highly compensated officers of a publicly held corporation. Upon a taxable disposition of shares acquired pursuant to the exercise of a non-qualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for nonqualifying options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income.

  Incentive Options

     Upon exercising an incentive option, an optionee will not recognize taxable income and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise of the option. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. Republic and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

     For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Republic or its subsidiaries from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

     If all of the foregoing requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price.

     The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If Republic complies with applicable (if any) reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares generally will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

OPTIONS GRANTED UNDER THE PLAN

     As of the date of this Proxy Statement, Republic has granted options to purchase an aggregate of 475,160 shares of Common Stock at exercise prices ranging from $28.625 to $36.00 per share to certain employees of Republic (none of which are executive officers or directors of Republic), which grants are contingent upon approval of the Plan by Republic's stockholders. The following table provides certain information with respect to such grants.

                               NEW PLAN BENEFITS
                    REPUBLIC 1997 EMPLOYEE STOCK OPTION PLAN

                                                                                     NUMBER OF
NAME AND POSITION                                          EXERCISE PRICE(A)      OPTIONS GRANTED
-----------------                                          -----------------      ---------------
Executive Group..........................................                N/A                0
Non-Executive Director Group.............................                N/A                0
Non-Executive Officer Employee Group.....................  $28.625 to $36.00          475,160

---------------

(a) The exercise price of all option grants reflects the fair market value of a share of Common Stock on the date of grant. All options granted vest at the rate of 25% per year and will become fully vested on the fifth anniversary of their grant date, unless otherwise determined by the Committee at the time of grant.

BOARD RECOMMENDATION

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has approved the appointment of Arthur Andersen LLP as independent public accountants of Republic and its subsidiaries for the year ending December 31, 1997.

     Arthur Andersen LLP has been serving Republic in this capacity since May 1990. As a result of Arthur Andersen LLP's reputation in the auditing field and its knowledge of Republic's operations, the Board of Directors is convinced that Arthur Andersen LLP has the necessary personnel, professional qualifications and independence to act as Republic's auditors. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative will also be afforded an opportunity to make a statement, if he desires to do so.

     Republic is not requesting stockholder approval or ratification of the Board of Directors' selection of Arthur Andersen LLP as independent public accountants for Republic.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by Republic for inclusion in the proxy statement and form of proxy relating to such meeting not later than December 14, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Republic (Republic Industries, Inc., 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301). No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER MATTERS

     You are again invited to attend the Annual meeting at which management of Republic will present a review of Republic's progress and operations.

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of Republic. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

                                                                      APPENDIX A

                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           REPUBLIC INDUSTRIES, INC.

     Republic Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, (the "Corporation"), does hereby certify as follows:

     (a) The name of the Corporation is Republic Industries, Inc. and the original Certificate of Incorporation of the Corporation was originally filed with the office of the Secretary of State of the State of Delaware on May 30, 1991.

     (b) This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Act") and restates, integrates and amends the provisions of the Certificate of Incorporation, as amended and restated to date, of the Corporation.

     (c) The text of the Certificate of Incorporation of the Corporation, as heretofore amended or restated, is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is:

                  Republic Industries, Inc.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the businesses or purposes to be conducted or promoted is:

          To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

     FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1,505,000,000 shares, consisting of 1,500,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The aggregate par value of all the shares of all classes of stock which this Corporation has the authority to issue is $15,050,000.

A. COMMON STOCK. The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be fixed from time to time by the Board of Directors.

     FIFTH: Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

          (a) to adopt, amend or repeal the Bylaws of the Corporation;

          (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

          (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

          (d) to designate one or more committees;

          (e) to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon;

          (f) to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the Act, as amended from time to time; and

          (g) to determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the stockholders.

     SIXTH: The Board of Directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. At the annual meeting of stockholders in 1996 and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in the Bylaws. Each director shall hold office for the term for which he is elected and qualified or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of the Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

          (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

     TENTH: Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the stockholders at a meeting of stockholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation. Written ballots shall not be required for the election of directors.

     ELEVENTH: In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the stockholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the undesigned has caused this Third Amended and Restated Certificate of Incorporation to be executed this __ day of May, 1997.

                                          Republic Industries, Inc.

                                          By:
                                            ------------------------------------
                                            H. Wayne Huizenga
                                            Chairman of the Board and
                                            Co-Chief Executive Officer

                                                                      APPENDIX B

                           REPUBLIC INDUSTRIES, INC.

                        1997 EMPLOYEE STOCK OPTION PLAN

     Republic Industries, Inc. ("Republic") hereby adopts this Republic Industries, Inc. 1997 Employee Stock Option Plan (the "Plan") the terms of which shall be as follows:

1.  PURPOSE

     The Plan is intended to advance the interests of Republic by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in Republic, which thereby will create a stronger incentive to expend maximum effort for the growth and success of Republic and its subsidiaries, and will encourage such eligible individuals to remain in the employ of Republic or one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") shall be an option that is not intended to constitute an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code") unless such Option is granted to an employee of Republic or a "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Code and is specifically designated at the time of grant as being an Incentive Stock Option. Any Option so designated shall constitute an Incentive Stock Option only to the extent that it does not exceed the limitations set forth in Section 7 below.

2.  ADMINISTRATION

     (a) Board. The Plan shall be administered by the Board of Directors of Republic (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with Republic's Certificate of Incorporation and Bylaws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

     (b) Committee. The Board may from time to time appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of Republic or any Subsidiary, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of Republic and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with Republic's Certificate of Incorporation and Bylaws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

     (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in
Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

3.  STOCK

     The stock that may be issued pursuant to Options granted under the Plan shall be shares of common stock, $.01 par value, of Republic (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 20,000,000 shares, subject to adjustment as provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.  ELIGIBILITY

     (a) Employees. Options may be granted under the Plan to any employee of Republic, a Subsidiary or any other entity of which on the relevant date at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions ("Voting Securities") are at the time owned directly or indirectly by Republic or any Subsidiary (an "Affiliate"), including any such employee who is an officer or director of Republic, a Subsidiary or an Affiliate, as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted during any calendar year under the Plan to any executive officer or other employee of Republic or any Subsidiary or Affiliate whose compensation is or may be subject to Code sec. 162(m) is 5,000,000 shares (subject to adjustment as provided in Section 17 hereof).

     (b) Independent Contractors. Options may be granted to independent contractors performing services for Republic or any Subsidiary or Affiliate as determined by the Board from time to time on the basis of their importance to the business of Republic or such Subsidiary or Affiliate. Independent contractors shall not be eligible to receive options intended to constitute Incentive Stock Options. Non-employee directors of Republic shall not be eligible to receive options under the Plan.

     (c) Multiple Grants. An individual may hold more than one Option, subject to such restrictions as are provided herein.

5.  EFFECTIVE DATE AND TERM OF THE PLAN

     (a) Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan, within one year of such effective date, by the stockholders of Republic by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy or by written consent in accordance with Republic's Certificate of Incorporation and Bylaws; provided, however, that upon approval of the Plan by the stockholders of Republic as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of Republic had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

     (b) Term. The Plan shall terminate on the date 10 years from the effective date.

6.  GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

7.  LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option intended to constitute an Incentive Stock Option (and so designated at the time of grant) shall qualify as an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.  OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by Republic and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.  OPTION PRICE

     The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and shall be not less than 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value of a share of Stock at the time such Option is granted.

10.  TERM AND EXERCISE OF OPTIONS

     (a) Option Period. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     (b) Vesting and Limitations on Exercise. Each Option shall become exercisable with respect to 25% of the total number of shares subject to the Option on the date that is 12 months after the date of its grant (the "Vesting Date") and with respect to an additional 25% of the number of such shares on each of the next three succeeding anniversaries of the Vesting Date; provided, however, that the Board may in its discretion provide that an Option may be exercised, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may be exercised immediately upon grant or that it may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of Republic as provided in Section 5 above.

     (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to Republic on any business day, at its principal office, addressed to the attention of the Stock Option Administrator, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made
(i) in cash or in cash equivalents; (ii) through the tender to Republic of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) by delivering a written direction to Republic that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to Republic by a broker upon receipt of stock certificates from Republic) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to Republic whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to Republic cash (or cash equivalents acceptable to Republic) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that Republic, may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the Optionee to Republic on such terms as shall be set out in such Option Agreement; or (v) by a combination of the methods described in (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is intended to be an Incentive Stock Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Restrictions on Transfer of Stock. If an Option is exercised before the date that is six months from the later of (i) the date of grant of the Option or (ii) the date of shareholder approval of the Plan and the sale of stock acquired pursuant to such exercise would subject the individual exercising the Option to liability under Section 16 of the Exchange Act, then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the later of the date specified in clause (i) above or the date specified in clause (ii) above.

     (e) Change in Control. In the event of a Change in Control (as defined below), except as the Board shall otherwise provide in an Option Agreement with respect to an Option granted under the Plan, all outstanding Options shall become immediately exercisable in full, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, and, unless waived in advance of such Change in Control by the Board, each Optionee who is a director, an employee or a consultant of Republic or a Subsidiary or Affiliate at the time of such Change in Control shall have the right to require Republic to pay, in cancellation of such

Option, an amount equal to the product of (i) the excess of (x) the fair market value per share of the Stock over (y) the Option Price times (ii) the number of shares of Stock specified by the Optionee in a written notice to Republic (up to the full number of shares of Stock then subject to such Option). For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of Republic (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of Republic immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or
(b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act) and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act. The amount payable under this Section 10(e) shall be remitted by Republic in cash or by certified or bank check, reduced by applicable tax withholding.

11.  TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Optionee may transfer an Option that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code sec.sec. 501(c)(3) and 170(c)(2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Optionee. During the lifetime of an Optionee to whom an Incentive Stock Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Incentive Stock Option.

12.  TERMINATION OF EMPLOYMENT OR SERVICE

     (a) General. Upon the termination of the employment or other service of an Optionee with Republic, a Subsidiary, a Spin-off Corporation (as defined in
Section 17) or an Affiliate, other than by reason of a "Change in Ownership" (as defined below) or the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate upon the date of such termination of employment or service and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option. Notwithstanding the foregoing provisions of this Section 12, the Board may provide, in its discretion, that following the termination of employment or service of an Optionee with Republic, a Subsidiary, a Spin-off Corporation or Affiliate, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment of service with Republic, a Subsidiary, a Spin-off Corporation or Affiliate shall not be deemed to occur if the Optionee is immediately thereafter employed by or otherwise providing services to Republic, any Subsidiary, any Spin-off Corporation or Affiliate.

     (b) Change in Ownership of Subsidiary or Affiliate. If an Optionee ceases to be an employee or an independent contractor of Republic or any Subsidiary, Spin-off Corporation or Affiliate following a Change in Ownership (whether because of the termination of employment or service of the Optionee, because the corporation or other entity by which the Optionee was employed or for which the Optionee was providing services as an independent contractor, ceases to be a Subsidiary of Affiliate or otherwise) then all Options held by such Optionee shall become immediately exercisable in full and the Optionee shall have the right (without regard to the general limitations on exercise set forth in Section 10(b) above), at any time within three years after such Change in Ownership and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Change in Ownership. A "change in Ownership" shall be deemed to have occurred with respect to an Optionee if (i) as a result of a merger, consolidation, reorganization, business combination, sale, exchange or other disposition of Voting Securities (as defined in Section 4(a)) or other transaction, the corporation or other entity by which the Optionee is employed or for which the Optionee is providing services as an independent contractor ceases to be a Subsidiary or Affiliate of Republic and, immediately after such transaction, the persons who were stockholders of Republic immediately before such transaction (the "Republic Stockholders") do not own at least a majority of the Voting Securities of such corporation or other entity or (ii) there is a sale or other disposition of all or substantially all of the assets of the trade or business by which the Optionee is employed or for which the Optionee is providing services as an independent contractor and, immediately after such transaction, Republic or the Republic Stockholders do not own at least a majority of the Voting Securities of a corporation or other entity that acquires such assets and engages in such trade or business.

13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     (a) Death. If an Optionee dies while in the employ or service of Republic, a Subsidiary, a Spinoff Corporation or Affiliate or within the period following the termination of employment or service during which the Option is exercisable under Section 12 above or Section 13(b) below, all Options held by such Optionee prior to death shall become immediately exercisable in full and the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (without regard to the general limitations on exercise set forth in Section 10(b) above), at any time within three years after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death.

     (b) Disability. If an Optionee terminates employment or service with Republic, a Subsidiary, a Spin-off Corporation or Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then all Options held by such Optionee shall become immediately exercisable in full and the Optionee shall have the right (without regard to the general limitations on exercise set forth in Section 10(b) above), at any time within three years after such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

14.  USE OF PROCEEDS

     The proceeds received by Republic from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of Republic.

15.  REQUIREMENTS OF LAW

     (a) Violations of Law. Republic shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or Republic of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. Republic shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     (b) Compliance with Rule 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

16.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of Republic at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of Republic, change the requirements as to eligibility to receive Options that are intended to qualify as Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options that are intended to qualify as Incentive Stock Options granted under the Plan (except as permitted under Section 17 hereof) or modify the Plan so that Options granted under the Plan could not satisfy the applicable requirements of Code sec. 162(m). Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

17.  EFFECT OF CHANGES IN CAPITALIZATION

     (a) Recapitalization. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Republic by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by Republic, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by Republic. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary corporation (a "Spin-off Corporation") of Republic ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a shareholder of Republic who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative fair market values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares, and the Option shall be exercisable separately as to the shares of Common Stock and Spin-off Shares covered thereby.

     (b) Reorganization in Which Republic Is the Surviving Corporation. Subject to Subsection (c) hereof, if Republic shall be the surviving corporation in any reorganization, merger, or consolidation of Republic with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportion-ate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     (c) Dissolution or Liquidation; Reorganization in Which Republic Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of Republic the Plan and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 17(c), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 10(b) above. In connection with a merger, consolidation, reorganization or other business combination of Republic with one or more other entities in which Republic is not the surviving entity, or upon a sale of all or substantially all of the assets of Republic to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which Republic is the surviving corporation) that results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning more than 50 percent of the combined voting power of all classes of stock of Republic, Republic and the acquiring or surviving entity shall provide for the continuation of the Plan and the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices. The Board shall send prior written notice of the occurrence of an event described in this Section 17(c) to all individuals who hold Options not later than the time at which Republic gives notice to its stockholders that such event is proposed.

     (d) Adjustments. Adjustments under this Section 17 related to stock or securities of Republic shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of Republic to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of Republic, any Subsidiary, any Spin-off Corporation or Affiliate, or to interfere in any way with the right and authority of Republic, any Subsidiary, any Spinoff Corporation or Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and Republic, any Subsidiary, any Spin-off Corporation or Affiliate.

19.  NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of Republic for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

     This Plan was duly adopted and approved by the Board of Directors of Republic effective as of the 2nd day of January, 1997, subject to approval and adoption by the stockholders of Republic.

                                          /s/ Richard L. Handley
                                          --------------------------------------
                                          Secretary of Republic

     This Plan was duly approved and adopted by the stockholders of Republic at a meeting held the 13th day of May, 1997.

                                          --------------------------------------
                                          Secretary of Republic

                                                                        APPENDIX

                                     PROXY

                           REPUBLIC INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Richard L. Handley and Christopher S. Morter each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Industries, Inc. to be held on May 13, 1997, or any postponements or adjournments thereof, as indicated on the reserve side.

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3 SET FORTH ON THE OTHER SIDE. As to any other matter, said Proxies shall vote in accordance with their best judgment.

    The undersigned hereby acknowledges receipt of the Notice of the 1997 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 1996 furnished herewith.

                                    (Continued and to be signed on reverse side)

1. Election of            [ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY to vote  [ ] *EXCEPTIONS (FOR all
  Directors:                  below                            for all nominees listed         nominees except as
                                                               below                           indicated in space below)

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. Nominees: H. Wayne Huizenga, Steven R. Berrard, Harris W. Hudson, J.P. Bryan, Rick L. Burdick, Michael G. DeGroote, George D. Johnson, Jr. and John J. Melk.

* INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

Exceptions
--------------------------------------------------------------------------------

2. Approval of Amendment to Certificate of                3. Approval and Adoption of 1997 Employee Stock Option
Incorporation:                                            Plan:
  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]             FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
  A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.      A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
4. In their discretion, on such other matters as may
   properly come before the meeting.
[ ] Change of Address and or Comments Mark Here               Please sign exactly as name appears hereon.
                                                              When shares are held by joint tenants, both
                                                              should sign. If acting as attorney, executor,
                                                              trustee, or in any representative capacity,
                                                              sign name and title.
                                                              Dated ---------------------------------, 1997
                                                              ---------------------------------------------
                                                              Signature
                                                              ---------------------------------------------
                                                              Signature if held jointly
                                                              Votes must be indicated [X] in Black or Blue
                                                              ink.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.